SEARCHLIGHT MINERALS CORP. PROVIDES CLARKDALE OPERATIONS UPDATE

COMPANY ON TRACK TO COMPLETE INITIAL PRECIOUS AND BASE METALS PRODUCTION MODULE BY YEAR-END

HENDERSON, Nevada (December 11, 2008) -- Searchlight Minerals Corp. (OTCBB: SRCH) (the “Company”), is pleased to provide investors with the following update on development and construction activities at its Clarkdale Slag Project in Clarkdale, Arizona.

UPDATED STATUS REPORT

Searchlight Minerals continues to close in on the completion of the Company’s initial 100 to 250 ton-per-day (tpd) commercial production module for the extraction of precious and base metals from its 20 million-ton slag pile in Clarkdale, Arizona.

The slag pile is located approximately six miles from the historic United Verde Copper Mine in Jerome, Arizona, which produced some of the richest copper ore ever mined in the U.S.  Clarkdale housed a smelter operation for the United Verde Mine, and when smelting activities ceased in 1947, a 45-acre metal-bearing slag pile was left at the Clarkdale site.  Independent engineers, operating under chain-of-custody procedures, have estimated that the slag pile is comprised of approximately 20.2 million tons of material containing approximately 0.50 ounces of gold per ton, along with silver, copper, zinc and a ferro silicate byproduct.

Earlier this year, the Company completed the renovation of a 26,000 sq. ft. building at the Clarkdale site and received a Certificate of Occupancy from the Town of Clarkdale. The building houses the major components of an initial production module designed to extract the precious and base metals from the slag material.  All primary equipment items, including conveyor systems, impact mills, a vibratory mill, leaching tanks, filter presses, ion exchange systems and lab equipment have been installed in the building.  Presently, the Company is focused on integrating the component systems into a fully functioning continuous processing module.

As each component system is installed, initial tests are conducted to assure the integrity of that component, as well as the integrity of the systems with which that component interacts.  Currently, the grinding circuit is fully operational.  This circuit begins at the hopper, where crushed slag is introduced into the system.  The slag continues through a fully enclosed system consisting of weigh-belts, conveyors, impact mills, and sizing screens.  All dust is retained and filtered within the enclosed system by a fully automated air purification system.  The material is next introduced into a large (50 ton) vibratory grinder, the final and most critical piece of equipment in the grinding circuit.  The Company recently experienced a set-back of several weeks in its attempts to fully integrate the grinding circuit with the vibratory grinder.  Systems engineers determined that it was necessary to add additional reinforcement to the floor, in order to reduce vibration throughout the building.  Such reinforcement is now complete, and the vibratory mill has been re-connected to the system.

Upon exiting the grinding circuit, the slag, which now exists in a slurry form due to the introduction of water in the vibratory grinder, is pumped into the agitation and leaching circuits.  In the leaching circuit, precious and base metals are dissolved into solution.  Some additional minor delays were experienced in commissioning the agitator shafts in the leach tanks, but engineered components that resolve this issue should be installed and operational by the end of this week.

The next step is the very critical filtration system, which separates the solids, primarily iron and silica (ferro silicates) from the dissolved metals that are in solution.  The filtration system is also being tested and commissioned this week.  The final phase of processing in the main production building involves the Ion Exchange equipment that removes gold, silver, copper and zinc from the metals-bearing solution and loads the metals onto highly selective collecting resins.  These components in the main building should be fully integrated into the system and operational during the week of December 15, 2008.

The next stage of the process involves electrowinning (EW), which converts copper and zinc from solution to plated metal.  As noted in previous reports, this system is housed in a separate building that is currently under construction.  The EW building is nearing completion, and the Company expects to receive a Certificate of Occupancy from the City of Clarkdale during the third week of December.  The copper EW system has been installed, the electrical and control rooms are presently being completed, and the zinc EW system is being set in place.  Upon completion of the EW building, the Company expects to commence operating its initial commercial production module in early January 2009.

CURRENT FOCUS

The Company has successfully overcome the numerous challenges that are inherent in the design and construction of complex, engineered systems.  Management had originally hoped to complete the testing of the critical grinding circuit while the rest of the equipment was being installed in the building, but the vibratory mill issue prevented this from being accomplished.  However, the Company expects to achieve its goal of completing the production module by year end. Presently, the Company is taking the necessary steps to commence full-scale operation of the demonstration production module.  Operating crews are being hired, coordinated and trained for multi-shift operations, commencing in January.

FUTURE MILESTONES

“We are very pleased with the overall success we have achieved in moving toward completion of our initial 100 to 250 tpd production module, which is designed to demonstrate the feasibility of a planned 2,000 tpd facility,” stated Ian McNeil, Chief Executive Officer of Searchlight Minerals Corp.  “Precise time frames are extremely difficult to anticipate in a project of this complexity.  The devil is in the details -- every circuit in the system is comprised of numerous components, and every component contains many parts.  Throughout the construction process, our employees worked closely and effectively with outside contractors to address any delays we encountered on a timely basis.”

“The Company’s next milestone, after receiving the Certificate of Occupancy for the EW building, will involve the commencement of full-scale operations in early January 2009,” continued McNeil.  “Once all systems are fully integrated and operational, our focus will shift to the fine tuning of the system, in order to optimize the production of the valuable minerals residing in the slag.”

CONCLUSION

“Completion of the initial production module will represent an enormous achievement for Searchlight Minerals, following which we will be able to focus entirely upon proving the economic viability of our recovery process,” concluded McNeil.

The objective of this update, and others that will follow, is to allow our stockholders to more fully appreciate the Company’s interim accomplishments and progress towards its stated goals and objectives.

About Searchlight Minerals Corp.

Searchlight Minerals Corp. is a minerals exploration company focused on the acquisition and development of projects in the southwestern United States.  The Company is currently involved in two projects:  (1) the Clarkdale Slag Project, located in Clarkdale, Arizona, is a reclamation project to recover precious and base metals from the reprocessing of slag produced from the smelting of copper ores mined at the United Verde Copper Mine in Jerome, Arizona; and (2) the Searchlight Gold Project, which involves exploration for precious metals on mining claims near Searchlight, Nevada.  The Clarkdale Project is the more advanced of two ongoing projects that the Company is pursuing.  The Searchlight Gold Project is an early-stage gold exploration endeavor on 3,200 acres located approximately 50 miles south of Las Vegas, Nevada.

Searchlight Minerals Corp. is headquartered in Henderson, Nevada, and its common stock is listed on the OTC Bulletin Board under the symbol “SRCH”.  Additional information is available on the Company's website at www.searchlightminerals.com and in the Company’s filings with the U.S. Securities and Exchange Commission.

Forward-Looking Statements
This Press Release may contain, in addition to historical information, forward-looking statements. Statements in this news release that are forward-looking statements are subject to various risks and uncertainties concerning the specific factors disclosed under the heading “Risk Factors” and elsewhere in the Company’s periodic filings with the U.S. Securities and Exchange Commission.  When used in this news release, the words such as "could,” “plan”, "estimate", "expect", "intend", "may", "potential", "should", and similar expressions, are forward-looking statements. The risk factors that could cause actual results to differ from these forward-looking statements include, but are not restricted to the Company’s limited operating history, uncertainties about the availability of additional financing, geological or mechanical difficulties affecting the Company’s planned geological or other work programs, uncertainty of estimates of mineralized material, operational risk, environmental risk, financial risk, currency risk and other statements that are not historical facts as disclosed under the heading “Risk Factors” and elsewhere in the Company’s periodic filings with securities regulators in the United States.  Consequently, risk factors including, but not limited to the aforementioned, may result in significant delays to the projected or anticipated production target dates.

Contact Information:
Carl Ager, Vice President at (702) 939-5247 or via email at ir@searchlightminerals.com
or
RJ Falkner & Company, Inc., Investor Relations Counsel at (800) 377-9893 or via email at info@rjfalkner.com